SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2004

HEI, Inc.

(Exact name of Registrant as Specified in Charter)

Minnesota	0-10078	41-0944876

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386

(Address of Principal Executive Offices, including Zip Code)

(952) 443-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 9. REGULATION FD DISCLOSURE
SIGNATURES

Item 9. Regulation FD Disclosure

In HEI, Inc.’s (“HEI”) conference call of today, April 13, 2004, at 4:00 p.m. Eastern Time (3:00 Central Time), to discuss its operating results, the Chief Executive Officer and President of HEI, Mack V. Traynor, III, provided the following guidance, which has not been previously disclosed:

•	We plan to win 5 new customers in the remainder of the year, fueling growth for 2005.

•	We plan to successfully launch Link-It into the hospital HIS marketplace producing approximately $6 million in revenue over the next 12 months.

•	We will complete the system and processes repair and upgrade, such that by the quarter beginning in September, I can tell you with certainty, what we will produce in the next quarter.

•	We will complete the Strategic Management Process in conjunction with our Board of Directors, so we can map out a longer term vision for this Company to truly build Shareholder Value.

•	We expect to achieve $12 million in sales in each of the next two quarters.

Forward-Looking Statements

Some of the Information included in this Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue,” and similar words. You should read statements that contain these words carefully for the following reasons: such statements discuss our future expectations, such statements contain projections of future earnings or financial condition and such statements state other forward-looking information. Although it is important to communicate our expectations, there may be events in the future that we are not accurately able to predict or over which we have no control. The risk factors included in Item 7 of our Annual Report on Form 10-K for the fiscal year ended August 31, 2003 provide examples of such risks, uncertainties and events that may cause actual results to differ materially from our expectations and the forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, as we undertake no obligation to update these forward-looking statements to reflect ensuing events or circumstances, or subsequent actual results.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.

Dated: April 13, 2004	By	/s/ Douglas J. Nesbit

Douglas J. Nesbit
Its: Chief Financial Officer, Treasurer, Secretary